EmployUS Ltd. f/k/a EmployUS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

EmployUS Ltd. f/k/a EmployUS, LLC

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Stockholders of

EmployUS Ltd. f/k/a EmployUS, LLC

We have audited the accompanying balance sheets of EmployUS Ltd. f/k/a EmployUS, LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EmployUS Ltd. f/k/a EmployUS, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

New York, NY

February 14, 2014

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EmployUS Ltd. f/k/a EmployUS, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011

Assets

Current Assets
Cash and cash equivalents	$196,394	$38,597
Accounts receivable, net	1,378,036	1,049,625
Due from related party, net	--	311,998
Prepaid expenses and other current assets	9,869	32,502

Total Current Assets	1,584,299	1,432,722

Property and Equipment, Net	33,537	68,331

Security Deposits	6,637	6,160

Total Assets	$1,624,473	$1,507,213

Liabilities and Stockholders' Deficiency

Current Liabilities
Accounts payable and accrued expenses	$322,461	$513,058
Line of credit	1,017,897	487,591
Due to stockholder	429,373	423,652
Current portion of payroll related liabilities	297,303	1,114,933

Total Current Liabilities	2,067,034	2,539,234

Long-Term Portion of Payroll Related Liabilities	780,683	--

Total Liabilities	2,847,717	2,539,234

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value, 5,000,000 shares authorized , none issued and outstanding	--	--
Common stock, $0.001 par value, 200,000,000 shares authorized, 30,000,000 share issued and outstanding	30,000	30,000
Additional paid in capital	748,924	748,924
Accumulated deficit	(2,002,168)	(1,810,945)

Total Stockholders' Deficit	(1,223,244)	(1,032,021)

Total Liabilities and Stockholders' Deficit	$1,624,473	$1,507,213

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Net Revenues
Contract staffing services	$12,606,480	$8,709,654

Cost of Services	9,944,098	7,139,306

Gross Profit	2,662,382	1,570,348

Selling, General and Administrative
Selling, general and administrative	1,050,524	1,223,610
Payroll and related expenses	1,274,565	1,470,629

Total Selling, General and Administrative	2,325,089	2,694,239

Income (Loss) from Operations	337,293	(1,123,891)

Other Expenses
Interest expense	(107,675)	(33,801)
Other expense	(340,737)	(653,253)
Loss on disposal of assets	(80,104)	--

Total Other Expenses	(528,516)	(687,054)

Net Loss	$(191,223)	$(1,810,945)

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Totals

Balance - December 31, 2010	--	$--	--	$--	$--	$778,924	$778,924

Recapitalization in connection with conversion of
Company status from an LLC to a C Corporation	--	--	30,000,000	30,000	748,924	(778,924)	--

Net loss	--	--	--	--	--	(1,810,945)	(1,810,945)

Balance - December 31, 2011	--	--	30,000,000	30,000	748,924	(1,810,945)	(1,032,021)

Net loss	--	--	--	--	--	(191,223)	(191,223)

Balance - December 31, 2012	--	$--	30,000,000	$30,000	$748,924	$(2,002,168)	$(1,223,244)

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Cash Flows from Operating Activities
Net loss	$(191,223)	$(1,810,945)
Adjustments to reconcile net loss to net cash
used in operating activities:
Provision for doubtful accounts	12,583	227,647
Loss on disposal of assets	80,104	--
Depreciation expense	17,386	5,614
Interest on line of credit	79,843	8,388
Reserve for related party receivable	166,431	--
Changes in operating assets and liabilities:
Accounts receivable	(340,994)	518,008
Prepaid expenses and other current assets	22,633	(9,703)
Security deposits	(477)	(4,860)
Accounts payable and accrued expenses	(190,597)	394,121
Payroll and related liabilities	(36,947)	646,835

Net Cash Used in Operating Activities	(381,258)	(24,985)

Cash Flows from Investing Activities
Net change in related party advances	145,567	(311,998)
Purchase of property and equipment	(62,696)	(73,144)

Net Cash Provided by (Used In) Investing Activities	82,871	(385,142)

Cash Flows from Financing Activities
Net proceeds from line of credit	450,463	479,203
Advances from stockholder	5,721	--
Payments to stockholder	--	(270,385)

Net Cash Provided by Financing Activities	456,184	208,818

Net Increase (Decrease) in Cash and Cash Equivalents	157,797	(201,219)

Cash and Cash Equivalents - Beginning of Year	38,597	239,816

Cash and Cash Equivalents - End of Year	$196,394	$38,597

Supplemental Cash Flow Information

Cash paid for interest	$100,331	$29,968

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 1 - Description of Business

EmployUS Ltd. f/k/a EmployUS, LLC (the “Company”), a Delaware Limited Liability Company, was formed on September 30, 2010 having a perpetual existence and is a full service turnkey staffing company. Initially established to respond to the relief and recovery of the major oil spill in the Gulf of Mexico, the Company has since expanded to provide services on most major construction, chemical, and maritime projects in the Southeast United States. From its single initial project three years ago, the Company has aggressively grown to ten offices in three states, with more than 150 customers and over 3,000 people employed in 2012. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. As a result of these changes, the new name of the Company is EmployUS Ltd. The total number of authorized shares of common stock is 200,000,000 having a par value of $0.001 per share. The two members of the Company, each owning 50%, received 15,000,000 shares of the Company’s common stock. Since EmployUS, LLC and EmployUS Ltd. had common ownership, the initial basis of the assets and liabilities recorded by EmployUS, Ltd were the historical carrying value of these assets and liabilities of EmployUS, LLC. The Company has also retroactively reflected the issuance of the shares of common stock to the members of EmployUS, LLC as if the transaction occurred on January 1, 2011.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant matters requiring the use of estimates and assumptions include, but may not be limited to, accounts receivable allowances and evaluation of impairment of long-lived assets. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

Contract staffing service revenues are recognized when services are rendered. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been rendered.

Cost of Contract Staffing Services

The cost of contract staffing services includes the wages, related payroll taxes, and employee benefits of the Company’s employees while they work on contract assignments for the period in which the related revenue is recognized.

Income Taxes

For the period prior to July 1, 2013, the Company was not subject to Federal and State income taxes, as it was a limited liability company. Each member was responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes was reflected in the accompanying financial statements. The Company had concluded that it was a pass-through entity, and there were no uncertain tax positions that would require recognition in the financial statements.

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. The Company is subject to file tax returns in the states of Louisiana, Alabama and Mississippi. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2012.

The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment as a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as selling, general and administrative expenses.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less when purchased as cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institutions, and has not experienced any losses in such accounts.

Concentration of Credit Risk

For the years ended December 31, 2012 and 2011, Customer A accounted for 16.2% and 14.3% of the Company’s net revenue, respectively. Customer A’s accounts receivable was 25.7% and 20.0% of the Company’s total accounts receivable as of December 31, 2012 and 2011, respectively. Customer B accounted for approximately 18.6% of the Company’s net revenue for the year ended December 31, 2012, Customer C accounted for approximately 11.0% of the Company’s net revenue for the year ended December 31, 2011. Customer D accounted for 13.0% and 16.4% of the Company’s accounts receivable as of December 31, 2012 and 2011, respectively.

Accounts Receivable

The Company extends credit to its customers based on an evaluation of the customer’s financial condition and ability to pay the Company in accordance with the payment terms. An allowance for doubtful accounts is recorded as a charge to bad debt expense where collection is considered doubtful due to credit issues. This allowance reflects management’s estimate of the potential losses inherent in the accounts receivable balance, based on historical loss statistics and known factors impacting its customers. The nature of the contract service business, where companies are dependent on employees for their production cycle, generally results in a nominal provision for doubtful accounts. Based on management’s review of accounts receivable, an allowance for doubtful accounts of $215,064 and $206,342 was considered necessary as of December 31, 2012 and 2011, respectively. The Company charges uncollectible accounts against the allowance once the invoices are deemed unlikely to be collectible. The Company does not accrue interest on past due receivables.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer and office equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of improvements’ useful life or initial lease term

Long-Lived Assets

On a periodic basis, management assesses whether there are any indicators that the value of the Company’s long-lived assets may be impaired. An asset’s value may be impaired only if management’s estimate of the aggregate future cash flows, on an undiscounted basis, to be generated by the asset are less than the carrying value of the asset.

If impairment has occurred, the loss is measured as the excess of the carrying amount of the asset over its fair value. The Company’s estimates of aggregate future cash flows expected to be generated by each long-lived asset are based on a number of assumptions that are subject to economic and market uncertainties. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in their impairment analyses may not be achieved. No impairment was identified during the years ended December 31, 2012 and 2011.

Fair Value Measurement

The carrying amounts reported in the Company’s financial statements for accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.  The carry amounts reported in the balance sheet for its line of credit approximates fair value as the contractual interest rate and features are consistent with similar instruments of similar risk in the market place. The Company’s short term financial instruments include cash, accounts receivable, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The carrying value of these instruments approximate fair value as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Advertising

The Company charges advertising costs to expense as incurred. Advertising costs were $4,930 and $66,702 for the years ended December 31, 2012 and 2011, respectively.

Recently Issued Authoritative Guidance

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS,” (“ASU 2011-04”). ASU 2011-04 expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively. This guidance was effective for the Company beginning on January 1, 2012. The adoption of this standard did not materially affect the Company’s financial statements.

Other recent accounting pronouncements are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 3 - Liquidity and Capital Resources

As of December 31, 2012, the Company had a stockholders’ deficit of $1,223,244. The Company had a net loss of $191,223 and $1,810,945 for the fiscal years ended December 31, 2012 and 2011, respectively. At December 31, 2012, the Company had a working capital deficit of $482,735 compared to $1,106,512 at December 31, 2011. The Company’s’ stockholders’ deficit is primarily due to, among other reasons, penalties and interest relating to unpaid payroll tax liabilities in 2011, a bad debt of approximately $206,000 on one receivable, which accounted for 13.0% of the total receivables, and an increase in staff payroll and rent, due to an expansion of operations. The Company’s liquidity and capital resources have decreased significantly as a result of the net operating losses the Company incurred during the years ended December 31 2012 and 2011. The Company is currently delinquent with past due payroll tax liabilities from 2010 and 2011 however, since late 2011 the Company has been remitting payroll taxes on a current basis. The Company is uncertain that it will be able to generate operating profits on a sustainable basis, or at all, as the Company continues to expand its infrastructure and further develop its marketing efforts.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 3 - Liquidity and Capital Resources (continued)

Although the Company can provide no assurances, it believes its cash on hand, and anticipated cash flow from operations, will provide sufficient liquidity and capital resources to fund its business for at least the next twelve months, as a result of new and substantial contracts entered into in 2013. In the event the Company continues to experience liquidity and capital resources constraints because of continuing operating losses, greater than anticipated sales growth or otherwise, the Company may need to raise additional capital in the form of equity and/or debt financing. If such additional capital is not available on terms acceptable to the Company, or at all, then the Company may need to curtail its operations and/or take additional measures to conserve and manage its liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.

Note 4 - Due from Related Party

As of December 31, 2011, the Company had a balance due from a real estate entity owned by Brent Callais, the Company’s chairman and one of its stockholders. The funds owed by the real estate entity were used to finance its purchase of a corporate office building, in which the Company also leased part of the space for its corporate headquarters.

During November 2012, the real estate entity sold the building at an amount which was less than the corresponding mortgage, and, as such, the Company wrote off $166,431, the remaining balance of the advance. Such amount is included in other expense in the statement of operations for the year ended December 31, 2012.

Note 5 - Property and Equipment

Property and equipment consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Furniture and fixtures	$24,484	$24,484
Computer equipment and software	7,154	7,154
Office equipment	13,944	13,944
Leasehold improvements	--	28,368
	45,582	73,950
Less: accumulated depreciation	(12,045)	(5,619)

Property and Equipment, Net	$33,537	$68,331

Depreciation expense for the years ended December 31, 2012 and 2011 was $17,386 and $5,614, respectively.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 6 - Line of Credit

In October 2011, the Company entered into an account purchase agreement with Crestmark Bank (“Crestmark”) to provide working capital financing. The account purchase agreement allows Crestmark to advance the Company funds on eligible accounts receivable at its sole discretion. The term of the facility is three years with an interest rate equal to the Prime Rate plus 2.75% per annum (6% floor), a maintenance fee of 0.6% per month of the average monthly loan balance, and a facility fee equal to 1% of the maximum loan amount. The line is secured by collateral consisting of all of the Company’s assets. The Company is currently compliant with all covenants. The balance due to Crestmark as of December 31, 2012 and 2011 was $1,017,897 and $487,591 respectively. Interest and fees paid to Crestmark for the years ended December 31, 2012 and 2011 was $246,597 and $29,988, respectively, which were satisfied by additional borrowings under the line of credit.

Note 7 - Due to Stockholder

There is a total due to a stockholder of the Company of $429,373 and $423,652 as of December 31, 2012 and 2011, respectively, arising from cash advances made to the Company for working capital purposes. These balances included accrued interest in the amount of 9% per annum, which aggregated $21,540 in 2012 and $2,276 in 2011.

Note 8 - Related-Party Transactions

During 2012 and 2011, the Company rented two office spaces from related-party companies, both of which are owned by Brent Callais, who is the CEO and a stockholder of the Company. The terms for the corporate office in New Orleans were originally $6,000 per month, from April 2011 through April 2018. In July 2011, the mortgage was refinanced and the rent was increased to $11,000 per month for the same term. The Company paid rent of $87,980 and $44,000 for the years ended December 31, 2012 and 2011, respectively, for the corporate office location. The other location in Galliano, LA was a month-to-month lease, with monthly payments of $1,200, beginning in November 2010, and ending in January 2012. The total rent paid for the location in Galliano, LA was $1,200 and $14,400 for the years ended December 31, 2012 and 2011, respectively.

The Company has recognized income for staffing services from two related parties during the year ended December 31, 2012, both of which are owned by Brent Callais, who is the CEO and a stockholder of the Company. The total income from one party was $10,649 and $5,374 from the other. There was no revenue recognized from these related parties in the year ended December 31, 2011. The Company recognized income from a different related party in 201l that equaled $7,500. There was no income recognized from this related party in 2012.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 8 - Related-Party Transactions (continued)

Disposals of property and equipment consisted of improvements relating to the termination of the lease of the Company’s corporate office at 629 St. Charles, New Orleans, which had an original cost of $91,064 and $28,368 in fiscal 2012 and 2011, respectively. Upon sale of the building and termination of the lease, the Company recognized a loss on disposal of assets of $80,104 for the year ended December 31, 2012.

As of December 31, 2012 and 2011, the Company owed related parties $-0- and $6,030 in expense reimbursements, respectively, which are included in accounts payable and accrued expenses in the accompanying balance sheets.

Note 9 - Payroll Liabilities

The Company has past due payroll liabilities due to the Internal Revenue Service (“IRS”) and the Louisiana Department of Revenue (“LA Dept of Rev”) for unpaid payroll taxes, penalties, and interest for 2011 and 2010. The unpaid payroll taxes to the IRS for these periods totaled $891,386. The unpaid payroll taxes to the LA Dept of Rev for these periods totaled $102,635.

The Company has a payment plan in place with the IRS, whereby effective on April 25, 2012, it made an initial payment of $4,118, and subsequent monthly payments of $16,474 on the 28th of every month starting on May 28, 2012, until April 28, 2014, where a balloon payment of $200,000 is due. The IRS has issued a notice of Federal Tax Lien against the Company’s property until the amount is paid in full. The Company is currently negotiating a repayment plan with the LA Dept of Rev.

As of December 31, 2012 and 2011, the past due balance due to the IRS, including penalties, interest, and fees, totaled $978,370 and $1,015,317, respectively. The Company incurred $201,423 and $219,744 in penalties and interest from the IRS during the years ended December 31, 2012 and 2011, respectively.

As of December 31, 2012 and 2011, the past due balance due to the LA Dept of Rev, including penalties, interest, and fees, totaled $99,616 for both years. The Company incurred $-0- and $18,880 in penalties and interest from the LA Dept of Rev during the years ended December 31, 2012 and 2011, respectively.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 10 - Preferred Stock

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. As a result of these changes, the Company has authorized 5,000,000 shares of preferred stock, no par value. As these are considered “black check” preferred shares, the terms of the preferred stock are to be determined by the board of directors of the Company in the near future.

Note 11 - Contingencies and Commitments

Litigation

The Company is a defendant in various claims relating to matters arising in the ordinary course of business that are typically covered by insurance. The amount of liability, if any, from these claims cannot be determined with certainty; however, management is of the opinion that the outcomes will not have a material adverse impact on the Company’s financial position or results of operations.

Leases

The Company leases space for all thirteen of its branch offices, which are located either in downtown or suburban business centers, and for its corporate headquarters, located in New Orleans, Louisiana. Branch offices are generally leased over periods from one to three years, and also on a month-to-month basis. For the years ended December 31, 2012 and 2011, rent expense was $158,309 and $122,908, respectively. As of December 31, 2012, future minimum lease payments due under non-cancelable lease agreements having initial terms in excess of one year, including certain closed offices, totaled $34,621, as follows: 2013 - $25,371; 2014 - $9,250.

Note 12 - Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were issued.

On May 13, 2013, the Company signed three secured convertible promissory notes totaling $60,000 that carry an interest rate of 10% per annum and mature on May 13, 2014. These notes may be converted into common stock at a price of 75% of the per share consideration paid by the investors in a qualified financing. The notes are secured by collateral consisting of all tangible and intangible assets of the Company.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 12 - Subsequent Events (continued)

Effective on July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation, and its state of registration from Delaware to Nevada. As a result of these changes, the new name of the Company is EmployUS Ltd.

On August 27, 2013, the Company entered into a non-binding letter of intent with Aviana Corp. (“Aviana”), whereas the Company will commence negotiation and preparation of a definitive share exchange agreement (the “Transaction”), whereby Aviana will exchange all of its shares of common stock for shares of the Company’s common stock, which upon the completion of the Transaction will constitute approximately 100% of the Company’s issued and outstanding common stock. Upon completion of the transaction, the Company will become a wholly-owned subsidiary of Aviana.

In September 2013, the Company began leasing new corporate office space in New Orleans, Louisiana. The term of the lease is 37 months and the total rent owed during the lease term is $73,458.

On January 22, 2014, the Company entered into the Exchange Agreement with The Staffing Group, Ltd. which agreement closed on February 14, 2014.  Pursuant to the terms and conditions of the final, fully executed Exchange Agreement, and upon the consummation of the closing:

●	Each share of the Company’s common stock issued and outstanding immediately prior to the closing of the Exchange Agreement was converted into the right to receive an aggregate of 13,153,800 shares of The Staffing Group, Ltd.’s common stock.

●	Three of The Staffing Group, Ltd.’s shareholders agreed to cancel the following shares:

(i)	Joseph Albunio agreed to cancel 8,386,413 shares of his common stock. After the cancellation he owns 500,000 shares of The Staffing Group, Ltd. common stock.

(ii)	Brian McLoone agreed to cancel 2,836,413 shares of his common stock. After the cancellation he owns 6,050,000 shares of The Staffing Group, Ltd. common stock.

(iii)	Luidmila Yuziuk agreed to cancel 1,930,972 shares of her common stock. After the cancellation, she does not own any shares of The Staffing Group, Ltd. common stock.

Following the Exchange Agreement, as of the date of this current report on Form 8-K, there are 35,100,011 shares of The Staffing Group, Ltd. common stock issued and outstanding, which include 13,153,800 shares held by the former stockholders of the Company and 6,050,000 by Brian McLoone, the Company’s Chairman and a stockholder of The Safety Group, LTD. but not a stockholder of the Company prior to the merger. As a result, The Staffing Group, Ltd.’s pre-merger stockholders, exclusive of Brian McLoone, hold approximately 45.28% of The Staffing Group, Ltd.’s issued and outstanding shares of common stock and the former stockholders of the Company including Brian McLoone hold approximately 54.72%.

Conditions for the closing of the Share Exchange Agreement include:

•	The Staffing Group will have received an audit report with respect to the Company’s two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board; and
•	The Staffing Group and the Company will obtain stockholder approval.

Upon closing of the Share Exchange Agreement, the Company will become a wholly owned subsidiary of the Staffing Group. The Staffing Group will cease its prior operations and engage in the business of the Company.

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